UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

ID Global Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

160 East Lake Brantley Drive, Longwood, Florida 32779

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On April 19, 2016, ID Global Solutions Corporation (the “Company”) entered into and closed Securities Purchase Agreements with several accredited investors (the "April 2016 Accredited Investors") pursuant to which the April 2016 Accredited Investors invested an aggregate of $1,550,000 into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 6,200,000 shares of common stock exercisable for a period of five years at an exercise price of $0.25 subject to antidilution protection. However, the exercise price shall be adjusted to equal the conversion price or the per share purchase price of Company's next offering in the minimum amount of $5,000,000 if such price is less than $0.25 (the "Adjustment Price") and the number of shares of common stock issuable upon exercise of the warrants shall be adjusted to equal the consideration paid by the April 2016 Accredited Investors by the Adjustment Price. The Secured Convertible Debentures bear interest of 12% and are payable on the six (6) month anniversary of the Secured Convertible Debentures. The Secured Convertible Debentures are convertible into shares of common stock at $0.25 per share subject to antidilution protection. The conversion price shall be adjusted to equal the Adjustment Price less a 20% discount if such Adjustment Price is less than $0.25 per share. The Secured Convertible Debentures are secured by 18,235,295 issued and outstanding shares of common stock of the Company held by certain shareholders of the Company (the "Pledgors") pursuant to stock pledge agreements entered into between the April 2016 Accredited Investors and the Pledgors. Each of the April 2016 Accredited Investors have individually agreed to restrict their ability to convert the Secured Convertible Debentures or exercise their Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on Secured Convertible Debentures in the principal amount of $1,550,000 in connection with the offering. The Secured Convertible Debentures are debt obligations arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

In connection with this private offering, the Company paid Network 1 Financial Securities, Inc. (“Network”), a registered broker-dealer, a cash fee of $124,000 and issued Network 496,000 shares of common stock of the Company.

All of the offers and sales of securities listed above were made to accredited investors and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement by and between ID Global Solutions Corporation and the April 2016 Accredited Investors

4.2	Form of Stock Pledge Agreement by and between the Affiliates and the April 2016 Accredited Investors

4.3	Form of Secured Convertible Debenture issued to the April 2016 Accredited Investors

4.4	Form of Common Stock Purchase Warrant issued to the April 2016 Accredited Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID Global Solutions Corporation

Date: April 25, 2016	By:	/s/Thomas R. Szoke
Name: Thomas R. Szoke
Title: Chief Executive Officer